SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 20, 2013

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

Item 8.01.   Other Events

The Board of Directors of Security National Financial Corporation (the “Company”) announced today that the Company will hold its Annual Meeting of the Stockholders on Friday, July 12, 2013, as previously scheduled.  At the meeting, the stockholders will be asked to consider Proposals One, Two, Four and Five that are included in the Company’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission on June 5, 2013.  The Company intends to then adjourn the Annual Meeting with respect to Proposal Three.

Proposal Three concerns the approval of the adoption of the 2013 Stock Option Plan and the reservation of 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 1,500,000 shares of Class C common stock may be issued in place of up to 150,000 shares of Class A common stock.  Stockholders will be provided with a supplement to the Proxy Statement in connection with voting on Proposal Three at the adjourned meeting.  The date for the adjourned meeting will be announced at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: June 20, 2013	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and Chief Executive Officer